EXHIBIT 99.1

ASP Isotopes to Provide Quarterly Business Update Call on November 21, 2025 at 8:30am EST

Washington, D.C., November 17, 2025 (GLOBE NEWSWIRE) - ASP Isotopes Inc. (NASDAQ: ASPI) (“ASP Isotopes” or the “Company”), an advanced materials company focused on developing technologies and processes for the production of isotopes for multiple industries, today announced it will hold a quarterly business update conference call and webcast on Friday, November 21, 2025 at 8:30 a.m. (Eastern Time).

Conference Call Information

To participate in this event, please log on or dial in approximately 5 minutes before the beginning of the call.

Webcast Link

https://events.q4inc.com/attendee/428149635

Participant Dial-In Details

Date: November 21, 2025

Time: 8:30 a.m. EST

Dial in:

•	USA / International Toll: +1 .646.968.2525
•	USA - Toll-Free: +1.888.596.4144
•	Canada – Toronto: +1.647.495.7514
•	Canada - Toll-Free: +1.888.596.4144

Conference ID: 5073116 and press #

Transcript will be released after the call on the ASPI website.

About ASP Isotopes Inc.

ASP Isotopes Inc. is a development stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. The Company employs proprietary technology, the Aerodynamic Separation Process (“ASP technology”). The Company’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. The Company also plans to enrich isotopes for the nuclear energy sector using Quantum Enrichment technology that the Company is developing. The Company has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

There is a growing demand for isotopes such as Silicon-28, which will enable quantum computing, and Molybdenum-100, Molybdenum-98, Zinc-68, Ytterbium-176, and Nickel-64 for new, emerging healthcare applications, as well as Chlorine-37, Lithium-6, and Uranium-235 for green energy applications. We believe the ASP technology (Aerodynamic Separation Process) is ideal for enriching low and heavy atomic mass molecules. For more information, please visit www.aspisotopes.com.

Contacts

Jason Assad– Investor relations

Email: Jassad@aspisotopes.com